UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2015

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN
(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On April 24, 2015, the registrant and its wholly-owned subsidiary, Isabella Bank (collectively, the “Sponsors”), adopted the Isabella Bank Corporation Supplemental Executive Retirement Plan ("Plan"). The Plan is a non-qualified deferred compensation plan the primary purpose of which is to promote the growth and profitability of the Sponsors by attracting and retaining executive officers and key employees of outstanding competence by promising supplemental funds for retirement and tax planning opportunities. Under the Plan, the Sponsors may promise deferred compensation benefits to employees who are members of the Sponsors’ select group of management or highly compensated employees, which may include the registrant's named executive officers. The Plan authorizes the Sponsors to make annual and discretionary credits to a participant’s Plan account pursuant to a participation agreement with the participant that sets forth the amount and timing of any annual credits and the vesting, payment, “clawback” and other terms to which the credits are subject.
The Plan provides default terms that may be modified by a participant’s participation agreement, including default vesting, interest and payment terms. Under the Plan’s default vesting terms, a participant is initially unvested in the participant’s Plan account and becomes 100% vested upon attaining normal retirement age, retirement, involuntary separation from service without cause, death, disability or a change of control. Special vesting rules apply to amounts that are credited after a change of control. Under the Plan’s interest rule, a Participant’s account balance is credited with interest annually, the rate of which may be changed and is initially based on the average rate paid on certificates of deposit with Isabella Bank, updated annually. Under the Plan’s default payment terms, a participant’s vested and nonforfeited account balance will be paid in a single cash lump sum within 90 days after the first to occur of the participant’s separation from service (subject to a 6-month delay for a “specified employee”), death, disability, or any date specified in the participant’s participation agreement. The Plan also includes restrictive covenants that restrict a participant’s ability to compete with the Sponsors and certain other activities.
On April 24, 2015, the registrant entered into a participation agreement under the Plan with Jae A. Evans, a named executive officer of the registrant (the “Participation Agreement”). Under the Participation Agreement, the registrant agreed to make eight annual credits to Mr. Evans’ Plan account. The eight annual credits total $800,000. The Participation Agreement provides that Mr. Evans’ early retirement age under the Plan is age 55 and that his normal retirement age under the Plan is age 65. The Participation Agreement replaces the Plan’s default form of payment upon Mr. Evans’ separation from service with the form of five annual installments. The Participation Agreement also authorizes the registrant to “clawback” excessive benefits in certain situations.
The foregoing brief description of the Plan and the Participation Agreement is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Exhibit 10.1, and the text of the Participant Agreement, a copy of which is attached as Exhibit 10.2.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

10.1	Isabella Bank Corporation Supplemental Executive Retirement Plan

10.2	Participation Agreement for Jae A. Evans

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	April 27, 2015	By:	/s/ Dennis P. Angner
Dennis P. Angner, President & CFO